Exhibit 8.1

LIST OF SUBSIDIARIES

Pacific North West Capital Corp. USA, an Alaska corporation, incorporated May 27, 2003
Pacific North West Capital de México, S.A. de C.V., a México company, incorporated January 20, 2009